Exhibit 10.16

Loan Agreement

Lender: Chenhui Feng (hereinafter referred to as “Party A”)

ID Card No.: 531071230

Contact Address: B4, No.700, Biyun Road, Pudong New District, Shanghai

Borrower: CH-AUTO Technology Co., Ltd. (hereinafter referred to as “Party B”)

Legal Representative: Lu Qun

Registered Address: Room 101, Building 4, 1 Shijun North Street, Shunyi District, Beijing

Whereas:

1. Party B intends to seek for financial assistance from Party A for the purposes of use as working capital. Party A agrees to grant a loan facility in the amount of RMB 160,000,000 to Party B.

2. Capital source of the RMB 160,000,000 loan granted by Party A to Party B: Under the Business Agreement of Stock Pledge Repurchase Transaction of Zheshang Securities Co., Ltd. (“Business Agreement”) and the Stock Pledge Repurchase Transaction Agreement of Zheshang Securities Co., Ltd. (“Transaction Agreement”), both between Party A and Zheshang Securities Co., Ltd. (“Zheshang Securities”) (hereinafter referred to as “Master Contracts” collectively), Zheshang Securities shall grant a loan facility in the amount of RMB 160,000,000 to Party A; to obtain that loan facility, Party A shall pledges its one million two hundred and seventy thousand shares (1,270,000 shares) of Jiangsu Maxscend Microelectronics Co., Ltd. (“Maxscend”, Stock Code: 300782) and the interests and subordinated rights of the aforementioned shares to Zheshang Securities, Party A shall pay for the registration of the stock pledge; and Zheshang Securities shall be entitled to the accrued dividends and other interests of the aforementioned pledged stocks. The registration of the stock pledge has been completed before the date of the Agreement.

The Parties agree as follows with respect to the matter about the RMB 160,000,000 loan facility:

Article 1 Loan Purpose:

The amount will be used for daily operations of Party B (for example, as employee salary, insurance premiums, daily operating expenses, supplier settlements with suppliers and debt service).

Article 2 Particulars of the Loan

1. After the effective date of the Agreement, within 15 days after receipt by Party A of the RMB 160,000,000 loan from Zheshang Securities, Party A shall provide the RMB 160,000,000 (RMB ONE HUNDRED AND SIXTY MILLION YUAN ONLY) loan to Party B.

2. Term of loan:1 year.

3. Interest rate: [6.6%] on an annual basis; interest shall be settled quarterly and paid by the 20th day of each quarter, and interest shall accrue from the date when the principal amount of the loan is received by Party B’s bank account (“Value Date”).

4. Payment of interest: Upon receipt of the loan, Party B shall, after receiving the loan from Party A, pay Party A interest of RMB 5,280,000 in advance for half a year (for the period from August 4, 2021 to February 3, 2022), and Party B shall pay Party A interest of RMB 5,280,000 for the remaining half a year (from February 4, 2022 to August 3, 2022) before February 4, 2022. If Party B repays the loan in advance with the consent of Party A at any time during the loan term, the interest shall be calculated as follows:

If Party B prepays the loan before February 3, 2022, the amount that Party A shall refund = RMB 5,280,000 Party B prepays as interest for the first half year - loan interest paid by Party A to Zheshang Securities as at the actual prepayment date of Party B;

If Party B prepays the loan before August 3, 2022, the amount that Party A shall refund = RMB 10,560,000 Party B prepays as the full amount of interest - loan interest paid by Party A to Zheshang Securities as at the actual prepayment date of Party B.

Party B’s payable interest shall be based on the loan interest actually paid by Party A to Zheshang Securities.

5. Repayment of principal: Upon the expiry of the loan period, Party B shall repay the principal.

Article 3 Rights and Obligations of Party A

1. Party A shall provide Party B with the loan in full and on time as agreed herein.

2. Party A shall be entitled to recover the loan and related interest in full and on time as agreed herein.

Article 4 Rights and Obligations of Party B

1. Party B shall be entitled to acquire and use the loan on time as agreed herein.

2. Party B shall pay the interest and return the principal in full and on time as agreed herein.

3. Party B shall be legally obligated to withhold and pay any individual income tax levied on the loan interest paid to Party A.

Article 5 Liability for Breach of the Agreement

1. Party B shall bear the liability for breach to Party A if Party B fails to pay interest on schedule or extends the repayment of principal.

2. Party B shall indemnify and hold Party B harmless for any loss incurred by Party A for Party B’s breach (including liability for breach of contract and additional expenses for which Party A is liable to Zheshang Securities).

Article 6 Dispute Resolution

In the case of any dispute arising during the performance of the Contract, it shall be settled by the Parties through consultation. If no agreement can be reached, either Party may have the right to file a lawsuit with the people’s court at the place where the defendant is located.

Article 7 Effectiveness of the Contract

1. The Contract shall take effect as of the date of signature by Party A and seal by Party B.

2. The Contract is made out in four originals, with each Party holding two copies and each copy being equally authentic.

Article 8 Miscellaneous

1. Pursuant to the terms of the Master Contracts, during the pledge period of the stock of Maxscend (Stock Code: 300782), Zheshang Securities shall be entitled to dividends and other interests of the pledged stock (“Stock Interests”), making Party A unable or temporarily unable to obtain the Stock Interests. In view of this, Party B agrees to pay the amount equal to the Stock Interests to Party A’s bank account in full within 3 days before the stock dividend date according to the stock distribution plan announced by Maxscend (Stock Code: 300782). If Zheshang Securities and Party A subsequently cancel the registration of the stock pledge, and Party A obtains the above-mentioned Stock Interests, Party A shall, within 7 days after actually obtaining the pledged stock interests, repay the amount equal to the Stock Interests paid by Party B before to Party B.

2. Any and all costs and expenses arising from the registration of the stock pledge of Maxscend (Stock Code: 300782) shall be paid by Party B. Party B shall pay to Party A’s bank account within 7 days after Party A provides the documents of such stock pledge registration costs (whether original or electronic).

3. The bank remittance fee arising from this loan shall be borne by Party B. Party B shall pay the service fee amount shown in the remittance receipt to Party A’s bank account within 7 days after Party A provides the bank remittance receipt (whether the original or electronic).

(End of text)

(End of text. The following is the signature page of the Loan Agreement)

Party A (Lender): Chenhui Feng

(signature)	/s/ Chenhui Feng

Date: August 4, 2021

Party B (Borrower): CH-AUTO Technology Co., Ltd.

(seal)

Legal Representative or Authorized Representative (signature) _________________

Date: August 4, 2021

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